Exhibit 4

AMENDMENT NO. 13 TO SECOND AMENDED

AND RESTATED LOAN AND SECURITY AGREEMENT

Amendment No. 13, dated as of July 16, 2004, by and among Congress Financial Corporation (Central), in its capacity as agent (in such capacity, "Agent") acting for and on behalf of Lenders (as hereinafter defined), Huffy Corporation ("Huffy"), American Sports Design Company ("American"), Huffy Sports Delaware, Inc., formerly known as Gen-X Sports Inc., formerly known as HSGC, Inc. ("HSDI") and Huffy Sports Canada Inc., formerly known as Gen-X Sports Canada Inc., as successor by amalgamation with HSGC Canada, Inc. ("Canadian Borrower" and together with Huffy, American and HSDI, each individually, a "Borrower" and collectively, the "Borrowers"), Huffy Risk Management, Inc. ("HRMI"), HCAC, Inc., formerly known as True Temper Hardware Company ("HCAC"), Hufco-Delaware Company, formerly known as Gerry Baby Products Company ("Hufco-Delaware"), Huffy Sports, Inc., formerly known as Gerry Wood Products Company ("Huffy Sports"), McCalla Company ("McCalla"), Huffy Service Solutions, Inc. ("HSSI"), Creative Retail Services, Inc. ("Creative"), Creative Retail Services (Canada), Inc. ("Creative Canada"), Huffy Sports Outlet Inc., formerly known as Gen-X Sports Outlet Inc., formerly known as 1489055 Ontario Limited ("Outlet"), Tommy Armour Golf Company ("Armour"), Lamar Snowboards Inc. ("Lamar"), Huffy Sports Sarl, formerly known as Gen-X Sports Sarl ("Huffy Swiss"), Huffy Sports Washington, Inc., formerly known as Gen-X Sports Ltd. ("HSWI"), First Team Sports, Inc. ("First Team"), Hespeler Hockey Holding, Inc. ("Hespeler") and Lehigh Avenue Property Holdings, Inc. ("Lehigh" and together with HRMI, HCAC, Hufco-Delaware, Huffy Sports, McCalla, HSSI, Creative, Creative Canada, Outlet, Armour, Lamar, Huffy Swiss, HSWI, First Team and Hespeler, each individually a "Guarantor" and collectively, "Guarantors").

W I T N E S S E T H :

WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Agent and Lenders may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Second Amended and Restated Loan and Security Agreement, dated as of September 19, 2002, by and among Agent, Borrowers, Guarantors and the financial institutions from time to time parties thereto as lenders ("Lenders"), whether by execution thereof or of an Assignment and Acceptance, as amended by Amendment No. 1 to Second Amended and Restated Loan and Security Agreement, dated as of November 20, 2002, Amendment No. 2 to Second Amended and Restated Loan and Security Agreement, dated as of December 31, 2002, Amendment No. 3 to Second Amended and Restated Loan and Security Agreement, dated as of January 31, 2003, Amendment No. 4 to Second Amended and Restated Loan and Security Agreement, dated March 14, 2003, Amendment No. 5 to Second Amended and Restated Loan and Security Agreement, dated May 2, 2003, Amendment No. 6 to Second Amended and Restated Loan and Security Agreement, dated May 9, 2003, Amendment No. 7 to Second Amended and Restated Loan and Security Agreement, dated as of July 7, 2003, Amendment No. 8 to Second Amended Loan and Security Agreement, dated July 31, 2003, Amendment No. 9 to Second Amended Loan and Security Agreement, dated January 15, 2004, Amendment No. 10 to Second Amended Loan and Security Agreement, dated February 16, 2004, Amendment No. 11 to Second Amended Loan and Security Agreement, dated March 31, 2004 and Amendment No. 12 to Second Amended Loan and Security Agreement, dated as of May 4, 2004 (as amended hereby and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced the "Loan Agreement", and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, as from time to time amended, modified, supplemented, extended, renewed, restated or replaced, collectively, the "Financing Agreements");

WHEREAS, Borrowers have requested that Agent and Lenders make certain amendments to the Loan Agreement and Agent and Lenders are willing to agree to such requests, subject to the terms and conditions contained herein; and

WHEREAS, by this Amendment No. 13, Agent, Lenders, Borrowers and Guarantors wish and intend to evidence such amendments.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, the parties hereto agree as follows:

1.  Definitions.

(a)  Additional Definitions.  As used herein, the following terms shall have the respective meanings given to them below:

(i)  "Amendment No. 13" shall mean this Amendment No. 13 to Second Amended and Restated Loan and Security Agreement, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(ii)  "Huffy Sports Division Sale" shall mean the sale of substantially all of the assets that are used by Seller primarily in the operation of the Division (as such term is defined in the Asset Purchase Agreement), wherever located, including, but not limited to, all accounts receivable, the current inventory, all prepaid assets, machinery, fixtures and equipment, intellectual property, Contracts (as such term is defined in the Asset Purchase Agreement), books and records, customer lists, and other intangibles (the foregoing assets, collectively, the "Sold Assets") as set forth in the Asset Purchase Agreement, dated as of July 19, 2004, by and between Purchaser and Seller, (the "Asset Purchase Agreement", a copy of which is attached hereto as Exhibit A).

(iii)  "Huffy Sports Division Sale Date" shall mean the date upon which Agent, (A) determines , in its sole discretion, that Huffy has satisfied each of the conditions precedent to the effectiveness of the letter agreement, dated as of July 19, 2004, Re: Sale of Huffy Sports Division (the "Consent Letter") as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, and (B) in form and substance satisfactory to Agent, receives duly executed originals of each of the other documents and agreements, the receipt of which are conditions to the effectiveness of the Consent Letter or to which Agent is otherwise entitled pursuant to the Consent Letter.

(b)  Amendment to Definition.

(i)  The definition of "Maximum Credit" is hereby amended by deleting the reference to "$105,000,000" and substituting "$69,000,000" therefor.

(ii)  The definition of "Special Availability Reserve" is hereby amended by deleting the reference to "$4,200,000" at the end of such definition and substituting "$5,200,000" therefor.

(c)  Interpretation.  For purposes of this Amendment No. 13, unless otherwise defined herein, all terms used herein, including, but not limited to, those terms used and/or defined in the recitals above, shall have the respective meanings ascribed to such terms in the Loan Agreement.

2.  Term Loan.  Notwithstanding anything to the contrary in Section 2 of Amendment No. 4, the principal amount of the Term Loan shall be repaid in consecutive monthly installments payable on the first day of each month commencing August 1, 2004 (unless sooner demanded by Agent in accordance with the terms of the Loan Agreement or the other Financing Agreements or otherwise payable earlier in accordance with the terms of the Loan Agreement), the first installment of which shall be in the amount of $87,500, each installment thereafter (other than the final installment) of which shall be in the amount of $175,000 and the final installment of which shall be in the amount of the entire unpaid balance of the Term Loan payable at maturity.

3.  The Huffy Sale.  Agent and Lenders hereby acknowledge that upon the consummation of the Huffy Sports Division Sale the requirements of Section 2 of Amendment No. 12 shall be satisfied.

4.  Waivers of Compliance with Certain Covenants and Events of Default.

(a)  Subject to the terms and conditions set forth herein, Agent hereby waives the Events of Default set forth on Schedule 1 hereto (the "Acknowledged Events of Default").

(b)  Agent has not waived, is not by this Agreement waiving, and has no intention of waiving any Event of Default which may have occurred on or prior to the date hereof, whether or not continuing on the date hereof, or which may occur after the date hereof (whether the same or similar to the Event of Defaults referred to above or otherwise), other than the Acknowledged Events of Default.  The foregoing waiver shall not be construed as a bar to or a waiver of any other or further Event of Default on any future occasion, whether similar in kind or otherwise and shall not constitute a waiver, express or implied, of any of the rights and remedies of Agent arising under the terms of the Loan Agreement or any other Financing Agreements on any future occasion or otherwise..

5.  Excess Availability.  Section 9.25 of the Loan Agreement is hereby amended by deleting such Section in its entirety and substituting the following therefor:

"9.25 Excess Availability

(a)  At all times from the day after the Huffy Sports Division Sale Date, but, in any event, no later than July 19, 2004, and at all times thereafter, the aggregate Excess Availability of Borrowers shall be not less than the US Dollar Equivalent of $5,200,000

(b)  For purposes of determining compliance with this Excess Availability covenant, the Special Availability Reserve shall not be subtracted from the U.S. Borrowing Base when calculating Excess Availability."

6.  Amendment Fees.

(a)  Revolving Lenders' Fee.  In consideration of the amendments set forth herein, Borrowers shall on the date hereof pay to Agent or Agent, at its option, may charge the loan account of Borrowers maintained by Agent, an amendment fee in the amount of the US Dollar Equivalent US$100,000, which amendment fee shall be for the sole account of the Revolving Loan Lenders, is fully earned as of the date hereof and shall constitute part of the Obligations.

(b)  Term Lender Fee.  In consideration of the amendments set forth herein, Borrowers shall on the date hereof pay to Agent or Agent, at its option, may charge the loan account of Borrowers maintained by Agent, an amendment fee in the amount of the US Dollar Equivalent indicated below with respect to each such period, which amendment fee shall be for the sole account of the Term Loan Lender, is fully earned and payable as of the date hereof and shall constitute part of the Obligations:

Period	Amendment Fee
If the Huffy Sports Division Sale shall occur on or before July 19, 2004	US$145,000
If the Huffy Sports Division Sale shall occur from July 20, 2004 through and including August 1, 2004	US$170,000
If the Huffy Sports Division Sale shall occur from August 2, 2004 through and including August 15, 2004	US$200,000

7.  Additional Representations, Warranties and Covenants.  Each Borrower and Guarantor, jointly and severally, represents, warrants and covenants with and to Agent and Lenders as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, and the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making of Loans by Agent or any Lender to Borrowers:

(a)  Other than the Acknowledged Events of Defaults, no Event of Default and no event, act or condition which with notice or passage of time or both would constitute an Event of Default, exists or has occurred as of the date of this Amendment No. 13;

(b)  Borrowers agree that concurrently with the consummation of the Huffy Sports Division Sale, Borrowers shall cause to be remitted to Agent for the benefit of Lenders all proceeds of the Huffy Sports Division Sale; and

(c)  This Amendment No. 13 has been duly executed and delivered by each Borrower and Guarantor and is in full force and effect as of the date hereof and the agreements and obligations of each Borrower and Guarantor contained herein constitute legal, valid and binding obligations of each Borrower and Guarantor enforceable against each of them in accordance with their respective terms.

8.  Conditions Precedent.  The effectiveness of the amendments contained herein shall be subject to the satisfaction of each of the following, in a manner satisfactory to Agent and its counsel:

(a)  Agent shall have received this Amendment No. 13 duly authorized, executed and delivered by the parties hereto; and

(b)  Other than the Acknowledged Events of Defaults, no Event of Default, or event, act or condition which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred; and Agent shall have received an original of this Amendment No 13, duly authorized, executed and delivered by each of the parties hereto.

9.  Effect of this Amendment.  Except as expressly set forth herein, no other amendments, consents, changes or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof and Borrowers shall not be entitled to any other or further amendment or consent by virtue of the provisions of this Amendment No. 13 or with respect to the subject matter of this Amendment No. 13.  To the extent of conflict between the terms of this Amendment No. 13 and the other Financing Agreements, the terms of this Amendment No. 13 shall control.  The Loan Agreement and this Amendment No. 13 shall be read and construed as one agreement.

10.  Further Assurances.  The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Amendment No. 13.

11.  Governing Law.  The validity, interpretation and enforcement of this Amendment No. 13 and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Illinois but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Illinois.

12.  Binding Effect.  This Amendment No. 13 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

13.  Headings.  The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 13.

14.  Counterparts.  This Amendment No. 13 may be executed in any number of counterparts, each of which shall be an original and all of which shall together constitute but one and the same agreement.  In making proof of this Amendment No. 13, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.  Delivery of an executed counterpart of this Amendment No. 13 by telefacsimile shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 13.  Any party delivering an executed counterpart of this Amendment No. 13 by telefacsimile also shall deliver an original executed counterpart of this Amendment No. 13, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment No. 13 as to such party or any other party.

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IN WITNESS WHEREOF, the parties hereto have caused this letter agreement to be executed on the day and year first written.

Very truly yours,

BORROWERS:

AMERICAN SPORTS DESIGN

  COMPANY

HUFFY SPORTS CANADA INC.

HUFFY CORPORATION

HUFFY SPORTS DELAWARE, INC.

By:  /s/ Robert W. Lafferty

Title: Treasurer

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GUARANTORS:

CREATIVE RETAIL SERVICES

  (CANADA), INC.

CREATIVE RETAIL SERVICES, INC.

FIRST TEAM SPORTS, INC.

HCAC, INC.

HESPLER HOCKEY HOLDING, INC.

HUFCO-DELAWARE COMPANY

HUFFY RISK MANAGEMENT, INC.

HUFFY SERVICE SOLUTIONS, INC.

HUFFY SPORTS, INC.

HUFFY SPORTS OUTLET INC.

HUFFY SPORTS WASHINGTON, INC.

LAMAR SNOWBOARDS INC.

LEHIGH AVENUE PROPERTY

  HOLDINGS, INC.

McCALLA COMPANY

TOMMY ARMOUR GOLF COMPANY

By:  /s/ Robert W. Lafferty

Title: Treasurer

HUFFY SPORTS SARL

By:  /s/ Robert W. Lafferty

Title: Manager

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AGENT:

CONGRESS FINANCIAL CORPORATION

  (CENTRAL), as Agent

By:  /s/ Thomas C. Lannon

Title:  Vice President

US LENDERS:

CONGRESS FINANCIAL CORPORATION

  (CENTRAL)

By:  /s/ Thomas C. Lannon

Title:  Vice President

GMAC COMMERCIAL FINANCE

By:  /s/ Charles D. Stephenson

Title:  Deputy Chief Credit Officer ABL

LASALLE BUSINESS CREDIT, LLC

By:  /s/ Thomas J. Brennan

Title:  Vice President

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CANADIAN LENDERS:

CONGRESS FINANCIAL CORPORATION

  (CANADA)

By:  /s/ Thomas C. Lannon

Title:  Vice President

ABN AMRO BANK N.V., CANADA BRANCH

By:  /s/ Darcy Mack

/s/ Aaron Turner

Title: First Vice President

First Vice President

GMAC COMMERCIAL FINANCE

  CORPORATION - CANADA

By:  Charles D. Stephenson

Title:  Deputy Chief Credit Officer - ABL

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TERM LOAN LENDER:

ABLECO FINANCE LLC, on its behalf and

on behalf of its Affiliate assigns

By:  /s/ Daniel E. Wolf

Title:  Senior Vice President

SCHEDULE 1

TO

AMENDMENT NO. 12 TO SECOND AMENDED

AND RESTATED LOAN AND SECURITY AGREEMENT

Acknowledged Events of Default

1.  Event of Default under Section 10.1(a)(ii) of the Loan Agreement arising from the failure of Borrowers to comply with Section 9.23 of the Loan Agreement for the period ending on March 31, 2004.

2.  Event of Default under Section 10.1(a)(ii) of the Loan Agreement arising from the failure of Borrowers to comply with Section 9.24 of the Loan Agreement for the period ending on March 31, 2004.

3.  Event of Default under Section 10.1(a)(ii) of the Loan Agreement arising from the failure of Borrowers to comply with Section 9.26 of the Loan Agreement for the period ending on March 31, 2004.

4.  Event of Default under Section 10.1(a)(ii) of the Loan Agreement arising from the failure of Borrowers and Guarantors to deliver audited financial statements for the fiscal quarter ending March 31, 2004 as required by Section 9.6 of the Loan Agreement.